Exhibit 99.1

FOR IMMEDIATE RELEASE

HarborOne NorthEast Bancorp, Inc. to Commence Stock Offering

BROCKTON, MA — July 1, 2019 — HarborOne Bancorp, Inc. (the “Company”), the stock holding company of HarborOne Bank (the “Bank”), announced today that HarborOne NorthEast Bancorp, Inc. (“New HarborOne”), a newly formed corporation that is the proposed successor holding company of the Bank, is commencing its stock offering in connection with the proposed conversion of HarborOne Mutual Bancshares from the mutual holding company structure to the stock holding company form of organization.  The Company also announced that the registration statement for the sale of common stock of New HarborOne has been declared effective by the Securities and Exchange Commission.

New HarborOne is offering for sale up to 31,050,000 shares of common stock at a purchase price of $10.00 per share. The shares will be offered in a subscription offering to (i) certain depositors of the Bank, including certain former depositors of Coastway Community Bank which was recently merged into the Bank, (ii) certain of the Bank’s tax-qualified employee benefit plans (including the Bank’s employee stock ownership plan and the Bank’s 401(k) Plan and the HarborOne Mortgage Retirement Plan), and (iii) the employees, officers, directors, trustees and corporators of HarborOne Mutual Bancshares, New HarborOne, the Company, the Bank, or HarborOne Mortgage who are not eligible under priority (i) above.  Shares of common stock that are not subscribed for in the subscription offering will be offered for sale to members of the general public in a community offering, with preference given to residents of specified cities and towns of Massachusetts and Rhode Island.

The subscription and community offerings are being managed by Sandler O’Neill & Partners, L.P. All questions concerning the offering or requests for offering materials should be directed to the Stock Information Center at (508) 895-1015. The Stock Information Center, located at 131 Copeland Drive, Mansfield, Massachusetts, will be open Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time through July 22, 2019, the scheduled expiration date of the subscription offering. Please note, the Stock Information Center will be closed from 12:00 noon Wednesday, July 3, through 10:00 a.m. Monday, July 8, in observance of the July 4 holiday.

New HarborOne must sell at least 22,950,000 shares of its common stock in the offering. Completion of the conversion and offering is also subject to the receipt of all regulatory approvals, the approval of the Company’s shareholders and other customary closing conditions.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus when accompanied by a stock order form. The shares of common stock of the new holding company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund of the Cooperative Central Bank.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island with 24 full-service branches located in Massachusetts and Rhode Island, one limited-service bank office, and a commercial lending office in each of Boston, Massachusetts, and Providence, Rhode Island. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a wholly owned subsidiary of the Bank, is a residential mortgage company headquartered in New Hampshire that maintains 34 offices in Massachusetts, Rhode Island, New Hampshire, Maine and New Jersey, and is also licensed to lend in five additional states.

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, the failure to obtain the approval of the Board of Governors of the Federal Reserve or the Massachusetts Commissioner of Banks for the proposed conversion and related stock offering, delays in obtaining such approvals or adverse conditions imposed in connection with such approvals; the effect of the announcement of the proposed plan of conversion on the ability of Company to maintain relationships with its key partners, customers and employees, and on its operating business generally; adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.